UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 31, 2024

Date of Report (Date of earliest event reported)

COLLECTIVE AUDIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40723	86-2861807
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

85 Broad Street 16-079

New York, NY 10004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:

(808) 829-1057

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CAUD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Promissory Note

On March 31, 2024, Collective Audience, Inc. (the “Company”), a Delaware corporation, entered into a securities purchase agreement (the “Purchase Agreement”) with an accredited investor (the “Holder”), which provided for the issuance and sale by the Company to the Holder of a convertible promissory note (the “March 2024 Convertible Note”) in the aggregate principal amount of $100,000. The March 2024 Convertible Note is convertible into shares of the Company’s common stock, par value $0.0001 (the “Common Stock”) pursuant to certain conditions, as set forth in the March 2024 Convertible Note. The Offering closed on March 31, 2024 (the “Closing Date”).

The March 2024 Convertible Note in the aggregate principal amount of $100,000 has a two (2) year maturity from the Closing Date (the “Maturity Date”) with an interest rate of 8% per annum payable on a quarterly basis or, at the option of the Company, added to the principal amount under the note. The March 2024 Convertible Note maturity may be accelerated in the Event of Default (as defined in the March 2024 Convertible Note). If the Company fails to pay the aggregate principal and the unpaid accrued interest by the Maturity Date, then such amounts shall accrue interest at the rate of 18%, simple interest and non-compounding, until fully repaid.

The March 2024 Convertible Note is convertible at the discretion of the Holder into Common Stock. The conversion price shall be the lesser of (i) $2.50 and (ii) 75% of the average of the three lowest VWAP (as defined in the March 2024 Convertible Note) for the Common Stock for a trading day on the trading market during the 20-day trading period immediately prior to the conversion date. The conversion of the March 2024 Convertible Note is subject to a beneficial ownership limitation of 9.99%; provided, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

The Purchase Agreement contains the customary representations, warranties, indemnification rights and obligations of the parties in agreements of this type.

The foregoing description of the Purchase Agreement and March 2024 Convertible Note does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Purchase Agreement and March 2024 Convertible Note attached hereto as Exhibit 10.1 and Exhibit 4.1 respectively.

Related Party Unsecured Note

On March 31, 2024 (the “Promissory Note Closing Date”), the Company entered into a simple promissory note (the “Promissory Note”) with the Company’s Chief Executive Officer, Peter Bordes, pursuant to which Mr. Bordes lent certain money to the Company.

The Promissory Note is for an aggregate principal amount of up to €300,000 and has a one (1) year maturity from the Promissory Closing Date, with an interest rate of 7.5% per annum.

The lender of the Promissory Note, Peter Bordes, is a related party to the Company and the issuance of the note is a related party Transaction (the “Related Party Transaction”). The offer and sale of the Promissory Note was reviewed and authorized unanimously by the independent directors of the Company’s board, in accordance with the Nasdaq rule 5630(a)

A copy of the form of Promissory Note is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Promissory Note does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 2.03. Creation of a direct financial obligation or an obligation under an off-balance sheet arrangement of a registrant.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Purchase Agreement, March 2024 Convertible Note, and the Promissory Note is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided above in “Item 1.01 – Entry into a Material Definitive Agreement” related to the Purchase Agreement and March 2024 Convertible Note is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
4.1	Form of Convertible Promissory Note
4.2	Form of Simple Promissory Note
10.1	Form of Securities Purchase Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2024	COLLECTIVE AUDIENCE, INC.

	By:	/s/ Peter Bordes
	Name:	Peter Bordes
	Title:	Chief Executive Officer

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